                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                   FORM 8-K/A

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) FEBRUARY 1, 1999



                                 ALKERMES, INC.
             (Exact name of registrant as specified in its charter)



      PENNSYLVANIA                      0-19267                 23-2472830
(State of incorporation)        (Commission File Number)       (IRS Employer
                                                             Identification No.)


                                64 SIDNEY STREET
                            CAMBRIDGE, MA 02139-4136
          (Address of principal executive offices, including zip code)


        Registrant's telephone number, including area code (617) 494-0171

ITEM 2.       ACQUISITION OR DISPOSITION OF ASSETS.

              On February 1, 1999, the Registrant acquired Advanced Inhalation Research, Inc., a Delaware corporation ("AIR"), through the merger of Alkermes Acquisition Sub, Inc., a wholly owned subsidiary of the Registrant (the "Sub"), with and into AIR (the "Merger"), with AIR surviving the Merger as a wholly owned subsidiary of the Registrant. Pursuant to the Agreement and Plan of Merger by and among the Registrant, the Sub and AIR (the "Merger Agreement"), the Registrant issued approximately 3,680,500 shares of its Common Stock to the stockholders of AIR in a transaction intended to qualify as a tax-free pooling of interests. The Registrant has agreed to register all of such shares for resale under the Securities Act of 1933, as amended. An additional 119,474 shares of Common Stock were reserved for issuance upon the exercise of currently unvested stock options granted to employees and consultants of AIR which were assumed by the Registrant.

              The purpose of this Form 8-K/A is to file the required audited financial statements of AIR and pro forma financial statements of the Registrant with respect to the Merger.


ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS.

                      This Item 7 amends and restates in its entirety the Item 7 in the Registrant's Current Report on Form 8-K dated February 1, 1999.

              (a)(1)  Financial Statements of AIR:

                      Financial Statements of AIR and Independent Auditors' Report thereon:

                      Balance Sheet, March 31, 1998.

                      Statement of Operations for the Period from May 7, 1997 (Date of Incorporation) through March 31, 1998.

                      Statement of Stockholders' Deficiency for the Period from May 7, 1997 (Date of Incorporation) through March 31, 1998.

                      Statement of Cash Flows for the Period from May 7, 1997 (Date of Incorporation) through March 31, 1998.

                      Notes to Financial Statements.

              (a)(2)  Unaudited Condensed Financial Statements of AIR:

                      Balance Sheets, December 31, 1998 and March 31, 1998.

                      Statements of Operations for the Nine Months Ended December 31, 1998 and the Period from May 7, 1997 (Date of Incorporation) through December 31, 1997.

                      Statements of Cash Flows for the Nine Months Ended December 31, 1998 and the Period from May 7, 1997 (Date of Incorporation) through December 31, 1997.

                      Notes to Unaudited Financial Statements.

              (b)     Unaudited Pro Forma Financial Information.

                      Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 1998.

                Unaudited Pro Forma Combined Statement of Operations for the Nine Months Ended December 31, 1998.

                Unaudited Pro Forma Combined Statement of Operations for the Nine Months Ended December 31, 1997.

                Unaudited Pro Forma Combined Statement of Operations for the Years Ended March 31, 1998, 1997 and 1996.

                Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

(c)     Exhibits.

        2.1 Form of Agreement and Plan of Merger by and among Alkermes, Inc., Alkermes Acquisition Sub, Inc. and Advanced Inhalation Research, Inc.*

        4.1 Form of Agreement with the Company's Stockholders by and among Alkermes, Inc., Advanced Inhalation Research, Inc. and the stockholders of Advanced Inhalation Research, Inc.*

        23.1    Consent of Deloitte & Touche LLP.


      * Previously filed as exhibits to the Registrant's Current Report on Form 8-K dated February 1, 1999.

INDEPENDENT AUDITORS' REPORT


Board of Directors
Advanced Inhalation Research, Inc.
Cambridge, Massachusetts

We have audited the accompanying balance sheet of Advanced Inhalation Research, Inc. as of March 31, 1998 and the related statement of operations, stockholders' deficiency, and cash flows for the period from May 7, 1997 (date of incorporation) through March 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Advanced Inhalation Research, Inc. as of March 31, 1998, and the results of its operations and its cash flows for the period from May 7, 1997 (date of incorporation) through March 31, 1998 in conformity with generally accepted accounting principles.


/s/ Deloitte & Touche LLP


Boston, Massachusetts
April 13, 1999

ADVANCED INHALATION RESEARCH, INC.

BALANCE SHEET
MARCH 31, 1998
-------------------------------------------------------------------------------
ASSETS

CURRENT ASSETS:
 Cash                                                               $   204,685
 Prepaid expenses and other current assets                                6,798
                                                                    -----------


   Total current assets                                                 211,483
                                                                    -----------
PROPERTY AND EQUIPMENT:
 Furniture, fixtures and equipment                                      549,895
 Less accumulated depreciation                                          (42,198)
                                                                    -----------
                                                                        507,697
                                                                    -----------
                                                                    $   719,180
                                                                    ===========
LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES:
 Accounts payable                                                   $   200,347
 Accrued expenses                                                       165,457
 Notes payable - stockholders                                           500,000
 Deferred revenue                                                        62,500
                                                                    -----------
   Total current liabilities                                            928,304
                                                                    -----------
COMMITMENTS (Note 7)

STOCKHOLDERS' DEFICIENCY:
 Series A convertible preferred stock, par value $.001 per share:
  authorized and issued, 250,000 shares (liquidation preference
  of $250,000)                                                              250
 Series AA convertible preferred stock, par value $.001 per
  share: authorized 250,000 shares; issued 125,000 shares
  (liquidation preference of $250,000)                                      125
 Common stock, par value $.001 per share: authorized,
  3,000,000 shares; issued 2,123,525 shares                               2,124
 Additional paid-in capital                                           3,898,874
 Unearned deferred compensation                                      (1,299,427)
 Accumulated deficit                                                 (2,811,070)
                                                                    -----------
   Total stockholders' deficiency                                      (209,124)
                                                                    -----------
                                                                    $   719,180
                                                                    ===========

See notes to financial statements.

ADVANCED INHALATION RESEARCH, INC.

STATEMENT OF OPERATIONS
FOR THE PERIOD FROM MAY 7, 1997 (DATE OF INCORPORATION) THROUGH MARCH 31, 1998
--------------------------------------------------------------------------------
REVENUES:
  Research and development revenue under
    collaborative arrangements                                      $    37,500
  Interest and other income                                               2,421
                                                                    -----------
    Total revenues                                                       39,921
                                                                    -----------
EXPENSES:
  Research and development                                              422,420
  General and administrative                                            324,987
  Noncash compensation and consulting expense                         2,099,557
  Interest expense                                                        4,027
                                                                    -----------
    Total expenses                                                    2,850,991
                                                                    -----------
NET LOSS                                                            $(2,811,070)
                                                                    ===========
BASIC AND DILUTED LOSS PER COMMON
  SHARE                                                             $     (1.80)
                                                                    ===========
WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING                                           1,564,946
                                                                    ===========


See notes to financial statements.

ADVANCED INHALATION RESEARCH, INC.

STATEMENT OF STOCKHOLDERS' DEFICIENCY
FOR THE PERIOD FROM MAY 7, 1997 (DATE OF INCORPORATION) THROUGH MARCH 31, 1998
-----------------------------------------------------------------------------------------------------------------------------------
                                                          SERIES A                            SERIES AA
                                                        CONVERTIBLE                          CONVERTIBLE
                                                      PREFERRED STOCK                      PREFERRED STOCK                  COMMON
                                              -------------------------------       -----------------------------            STOCK
                                                  SHARES             AMOUNT             SHARES          AMOUNT              SHARES
                                              ---------------     -----------       ---------------   -----------          ---------
BALANCE, MAY 7, 1997 (Incorporation)                     --       $        --                --       $        --                --


  Issuance of common stock, July 29, 1997
    through March 31, 1998                               --                --                --                --         2,123,525

  Issuance of Series A convertible
    preferred stock                                 250,000               250                --                --                --

  Issuance of Series AA convertible
    preferred stock                                      --                --           125,000               125                --

  Compensation relating to issuance of
    common stock                                         --                --                --                --                --

  Amortization of compensation relating
    to issuance of common stock                          --                --                --                --                --

  Net loss for the period                                --                --                --                --                --
                                                -----------       -----------           -------       -----------         ---------
BALANCE, MARCH 31, 1998                             250,000       $       250           125,000       $       125         2,123,525
                                                -----------       -----------           -------       -----------         ---------


STATEMENT OF STOCKHOLDERS' DEFICIENCY
FOR THE PERIOD FROM MAY 7, 1997 (DATE OF INCORPORATION) THROUGH MARCH 31, 1998
-----------------------------------------------------------------------------------------------------------------------------------
                                               COMMON          ADDITIONAL         UNEARNED
                                                STOCK            PAID-IN          DEFERRED         ACCUMULATED
                                               AMOUNT            CAPITAL        COMPENSATION         DEFICIT             TOTAL
                                             -----------       -----------       -----------        -----------        -----------
BALANCE, MAY 7, 1997 (Incorporation)         $        --       $        --       $        --        $        --        $        --


  Issuance of common stock, July 29, 1997
    through March 31, 1998                         2,124               265                --                 --              2,389

  Issuance of Series A  convertible
    preferred stock                                   --           249,750                --                 --            250,000

  Issuance of Series AA  convertible
    preferred stock                                   --           249,875                --                 --            250,000

  Compensation relating to issuance of
    common stock                                      --         3,398,984        (3,398,984)                --                 --

  Amortization of compensation relating
    to issuance of common stock                       --                --         2,099,557                 --          2,099,557


  Net loss for the period                             --                --                --         (2,811,070)        (2,811,070)
                                             -----------       -----------       -----------        -----------        -----------
BALANCE, MARCH 31, 1998                      $     2,124       $ 3,898,874       $(1,299,427)       $(2,811,070)       $  (209,124)
                                             -----------       -----------       -----------        -----------        -----------


See notes to financial statements.

ADVANCED INHALATION RESEARCH, INC.

STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM MAY 7, 1997 (DATE OF INCORPORATION) THROUGH MARCH 31, 1998
-------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                     $(2,811,070)
   Adjustments to reconcile net loss to net cash used by
       operating activities:
     Depreciation                                                    42,198
     Noncash compensation and consulting expense related to
         issuance of common stock                                 2,099,557
     Changes in assets and liabilities:
       Prepaid expenses and other current assets                     (6,798)
       Accounts payable                                             200,347
       Accrued expenses                                             165,457
       Deferred revenue                                              62,500
                                                                -----------

         Net cash used by operating activities                     (247,809)
                                                                -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Additions to property and equipment                             (549,895)
                                                                -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from issuance of Series A convertible
       preferred stock                                              250,000
   Proceeds from issuance of Series AA convertible
       preferred stock                                              250,000
   Proceeds from issuance of common stock                             2,389
   Proceeds from issuance of notes - stockholders                   500,000
                                                                -----------

         Net cash provided by financing activities                1,002,389
                                                                -----------

NET INCREASE IN CASH                                                204,685

CASH, BEGINNING OF PERIOD                                                --
                                                                -----------
CASH, END OF PERIOD                                             $   204,685
                                                                ===========

See notes to financial statements.

ADVANCED INHALATION RESEARCH, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD FROM MAY 7, 1997 (DATE OF INCORPORATION) THROUGH MARCH 31, 1998
-------------------------------------------------------------------------------


1.    FORMATION OF THE COMPANY

      Advanced Inhalation Research, Inc. (the "Company" or "AIR") was incorporated on May 7, 1997. AIR's focus is on the development of pharmaceutical products based on proprietary pulmonary drug delivery technologies.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      USE OF ESTIMATES - The preparation of the Company's financial statements in conformity with generally accepted accounting principles necessarily requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      FAIR VALUE OF FINANCIAL INSTRUMENTS - Statement of Financial Accounting Standards ("SFAS") No. 107, "Disclosures About Fair Value of Financial Instruments," requires disclosure of the fair value of certain financial instruments. The carrying amounts of cash, accounts payable and accrued expenses approximate fair value because of their short-term nature. The carrying amounts of the Company's debt instruments approximate fair value.

      NET LOSS PER SHARE - Basic and diluted loss per share is computed using the weighted average number of common shares outstanding during the period. In fiscal year 1998, the effect of warrants and convertible preferred stock was antidilutive and, therefore, not included in the computation of diluted loss per share.

      RESEARCH AND DEVELOPMENT REVENUES - Research and development revenues are recorded as services are performed. Revenue earned upon the achievement of research and development milestones is recorded when achieved.

      RESEARCH AND DEVELOPMENT EXPENSES - Research and development expenses are charged to operations as incurred.

      NONCASH COMPENSATION AND CONSULTING EXPENSE - In connection with the issuance of common stock and stock options to certain employees, consultants and others, the Company has recorded a noncash charge for the difference between fair market value at the measurement date and the issuance price. The measurement date is generally the issuance date for employees, while the vesting date is generally the measurement date for consultants. The noncash charge has been recorded in the statement of operations upon issuance or over the vesting period of the common stock.

      INCOME TAXES - The Company accounts for income taxes under SFAS No. 109, "Accounting for Income Taxes." SFAS No. 109 requires the recognition of deferred tax assets and liabilities relating to the expected future tax consequences of events that have been recognized in the Company's financial statements and tax returns (see Note 5).

      PROPERTY AND EQUIPMENT - Property and equipment are recorded at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets, 3 to 7 years.

      DEFERRED REVENUE - The Company received a prepayment for research and development costs under a collaborative research project. Deferred revenue is amortized over the minimum term of the agreement using the straight-line method.

3.    STOCKHOLDERS' DEFICIENCY

      RESTRICTED STOCK PURCHASE AGREEMENTS - During fiscal year 1998 the Company issued 2,123,525 shares of its common stock to certain employees and consultants. Proceeds to the Company were approximately $2,400. Of the 2,123,525 shares issued, 2,029,725 shares were issued to key employees and consultants and were subject to restricted stock purchase agreements. The agreements state that if the consulting or employment relationship terminates within 4 years of issuance, the Company shall have the right, but not the obligation, to repurchase the nonvested shares from the stockholder at the share price initially paid by the stockholder. The restricted stock vests quarterly over a 4-year period at different amounts for each stockholder. 377,977 shares of restricted stock had vested at March 31, 1998.

      SERIES A CONVERTIBLE PREFERRED STOCK - In July 1997, the Company issued 250,000 shares of its Series A convertible preferred stock (the "Series A Stock") at $1.00 per share and issued warrants to purchase 250,000 shares of its Series AA convertible preferred stock (the "Series AA Stock") at $2.00 per share. Net proceeds to the Company were $250,000.

      The Series A Stock is convertible at the option of the holder at any time into the Company's common stock at a conversion rate of one share of common stock for each share of Series A Stock. The Company has reserved 250,000 common shares for issuance upon conversion. The initial conversion rate is subject to an adjustment in certain events. The Company is not required to pay dividends on the Series A Stock. The holders of the Series A Stock have liquidation preference rights over the common stockholders.

      SERIES AA CONVERTIBLE PREFERRED STOCK - In November 1997, the Company issued 125,000 shares of its Series AA Stock at $2.00 per share upon the exercise of outstanding warrants. Net proceeds to the Company were $250,000.

      The Series AA Stock is convertible at the option of the holder at any time into the Company's common stock at a conversion rate of one share of common stock for each share of Series AA Stock. The Company has reserved 250,000 common shares for issuance upon conversion. The initial conversion rate is subject to an adjustment in certain events. The Company is not required to pay dividends on the Series AA Stock. The holders of the Series AA Stock have liquidation preference rights over the common stockholders.

      At March 31, 1998, the Company had 125,000 warrants outstanding to purchase Series AA Stock. Each warrant entitles the holder thereof to purchase one share of Series AA Stock at $2.00 per share, subject to adjustment. The warrants are exercisable, in whole or in part, at any time, expiring on July 31, 2002.

4.    NOTES PAYABLE - STOCKHOLDERS

      The Company has four unsecured promissory notes that total $500,000 in the aggregate payable to two holders of Series A and Series AA Stock. The notes are payable with interest, on demand, at a rate of 7% per annum.

5.    INCOME TAXES

      At March 31, 1998, the Company has approximately $283,000 of net operating loss ("NOL") carryforwards for U.S. federal income tax purposes and approximately $36,000 of research and development tax credits available to offset future federal income tax, subject to limitations for alternative minimum tax. The NOL and research and development credit carryforwards are subject to examination by the tax authorities and expire in 2013.

      The components of the net deferred income tax assets at March 31, 1998 are as follows:



      NOL carryforwards, federal and state                             $ 113,000
      Tax credit carryforwards                                            36,000
      Capitalized research and development expenses                      171,000
      Less valuation allowance                                          (320,000)
                                                                        --------
                                                                       $       -
                                                                        ========

      The valuation allowance has been provided because of the uncertainty of realizing the future benefits of the net deferred income tax assets.

 6.   RESEARCH AND DEVELOPMENT ARRANGEMENT

      The Company has entered into a collaborative agreement with a corporate partner ("Partner") to provide research and development activities relating to the Partner's products. The Company will receive payments upon the achievement of certain milestones. Additionally, the Company may obtain the right to manufacture and supply products developed under this agreement.

7.    COMMITMENTS

      LEASE COMMITMENTS - The Company subleases certain of its offices and research laboratories under non-cancelable operating leases expiring between 2001 and 2003. Total annual future minimum lease payments at March 31 are as follows:

               1999                                    $ 752,000
               2000                                      902,000
               2001                                      465,000
               2002                                      322,000
               2003                                      148,000

      Rent expense charged to operations was approximately $28,000 for the period ended March 31, 1998.

      LICENSE COMMITMENTS - The Company has entered into license agreements with certain corporations and universities that require the Company to pay annual license fees. Amounts paid under these agreements were approximately $30,000 for the period ended March 31, 1998.

8.    SUBSEQUENT EVENTS

      COMMON STOCK - Subsequent to year end the Board of Directors and stockholders of the Company approved an increase in the number of authorized shares of common stock from 3,000,000 to 3,700,000.

      SERIES B CONVERTIBLE PREFERRED STOCK - In April 1998, the Company issued 170,648 shares of its Series B convertible preferred stock (the "Series B Stock") at $5.86 per share. Net proceeds to the Company were approximately $1,000,000.

      The Series B Stock is convertible at the option of the holder at any time into the Company's common stock at a conversion rate of one share of common stock for each share of Series B Stock. The Company has reserved 170,648 common shares for issuance upon conversion. The initial conversion rate is subject to adjustment in certain events. The Company is not required to pay dividends on the Series B Stock. The holders of the Series B Stock have liquidation preference rights over the common stockholders.

      SERIES C CONVERTIBLE PREFERRED STOCK - In June 1998 and July 1998, the Company issued 184,366 shares of its Series C convertible preferred stock (the "Series C Stock") at $13.56 per share. Net proceeds to the Company were approximately $2,500,000.

      The Series C Stock is convertible at the option of the holder at any time into the Company's common stock at a conversion rate of one share of common stock for each share of Series C Stock. The Company has reserved 184,366 common shares for issuance upon conversion. The initial conversion rate is subject to adjustment in certain events. The Company is not required to pay dividends on the Series C Stock. The holders of the Series C Stock have liquidation preference rights over the common stockholders.

      SERIES D CONVERTIBLE PREFERRED STOCK - In November 1998, the Company issued 60,938 shares of its Series D convertible preferred stock (the "Series D Stock") at $32.82 per share. Net proceeds to the Company were approximately $2,000,000.

      The Series D Stock is convertible at the option of the holder at any time into the Company's common stock at a conversion rate of one share of common stock for each share of Series D Stock. The Company has reserved 60,938 common shares for issuance upon conversion. The initial conversion rate is subject to adjustment in certain events. The Company is not required to pay dividends on the Series D Stock. The holders of the Series D Stock have liquidation preference rights over the common stockholders.

      1998 EQUITY INCENTIVE PLAN - In April 1998, the Company adopted the 1998 Equity Incentive Plan (the "Plan") to attract and retain key employees and consultants of the Company. The Plan shall be administered by a Committee of the Board of Directors. All employees and consultants of the Company or any Affiliate of the Company capable of contributing significantly to the successful performance of the Company is eligible to participate under the Plan. The Plan provides for stock awards in the form of incentive stock options, nonqualified stock options and restricted stock grants.

      The Plan has authorized the issuance of up to 500,000 shares of common stock for awards of stock options or restricted stock. If any award expires or is terminated unexercised or is forfeited or settled in a manner that results in fewer shares outstanding than were awarded, the shares subject to such award, to the extent of such expiration, termination, forfeiture or decrease, shall again be available for award under the Plan.

      Stock Options - The Company may grant incentive stock options under the Plan to eligible employees. The Committee shall determine the number of shares subject to each option and the exercise price therefor, which shall not be less than 100% of the fair market value of the common stock on the date of grant. The Company may also grant nonqualified stock options under the Plan, which may be granted below the fair market value of the underlying stock at the time the option is granted.

      Restricted Stock Grants - The Company may grant shares of common stock subject to forfeiture ("Restricted Stock") and determine the duration of the period during which, and the conditions under which, the shares may be forfeited to the Company. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee, during the restricted period. Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the restricted period, the Company shall deliver such certificates to the Participant.

      ACQUISITION - On February 1, 1999, the Company was acquired by Alkermes, Inc. ("Alkermes"), of Cambridge, Massachusetts. Alkermes, a publicly traded life sciences company that applies the tools of biotechnology to the development of sophisticated proprietary drug delivery systems, issued 3,680,508 shares of its common stock to stockholders of the Company in a tax-free pooling of interests. An additional 120,000 shares of Alkermes common stock may be issued upon the vesting over time and exercise of currently unvested employee stock options.

      COLLABORATIVE AGREEMENTS - The Company has entered into several additional collaborative agreements with corporate partners to provide research and development activities relating to the partners' products. In connection with one of these agreements, the Company has granted certain licenses or the right to obtain certain licenses to technology developed by the Company. In return for such grants, the Company will receive certain payments upon the achievement of certain milestones and will receive royalties on sales of products developed under the terms of the agreement.

                                   * * * * * *

ADVANCED INHALATION RESEARCH, INC.
CONDENSED BALANCE SHEETS
(UNAUDITED)


ASSETS                                                    DECEMBER 31, 1998       MARCH 31, 1998
------------------------------------------------          -----------------       --------------
Current Assets:
 Cash                                                         $1,961,417             $204,685
 Short-term investments                                           39,000                   --
 Prepaid expenses and other current assets                       571,480                6,798
                                                              ----------             --------
  Total current assets                                         2,571,897              211,483
                                                              ----------             --------

Property and Equipment:
 Furniture, fixtures and equipment                             1,768,507              549,895
 Leasehold improvements                                          248,558                   --
                                                              ----------             --------
                                                               2,017,065              549,895
  Less accumulated depreciation and amortization                (220,045)             (42,198)
                                                              ----------             --------
                                                               1,797,020              507,697
                                                              ----------             --------
Other Assets                                                      25,377                   --
                                                              ----------             --------
                                                              $4,394,294             $719,180
                                                              ==========             ========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
------------------------------------------------
Current Liabilities:
 Accounts payable and accrued expenses                       $   500,824           $  365,804
 Notes payable - stockholders                                    250,000              500,000
 Deferred revenue                                              1,118,933               62,500
                                                             -----------           ----------
  Total current liabilities                                    1,869,757              928,304
                                                             -----------           ----------


Stockholders' Equity:
 Preferred stock                                                     791                  375
 Common stock                                                      2,195                2,124
 Additional paid-in capital                                   27,728,898            3,898,874
 Unearned deferred compensation                               (6,488,061)          (1,299,427)
 Accumulated deficit                                         (18,719,286)          (2,811,070)
                                                             -----------           ----------
  Total stockholders' equity (deficiency)                      2,524,537             (209,124)
                                                             -----------           ----------
                                                             $ 4,394,294           $  719,180
                                                             ===========           ==========

See notes to condensed financial statements.

ADVANCED INHALATION RESEARCH, INC.
CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)

                                                                             PERIOD FROM MAY 7, 1997
                                                             NINE MONTHS     (DATE OF INCORPORATION)
                                                                ENDED                THROUGH
                                                          DECEMBER 31, 1998     DECEMBER 31, 1997
                                                          -----------------  -----------------------
Revenues:
 Research and development revenue under
  collaborative arrangements                                $  1,039,167            $      --
 Interest and other income                                         6,859                1,304
                                                            ------------            ---------
                                                               1,046,026                1,304
                                                            ------------            ---------

Expenses:
  Research and development                                     2,377,754              224,622
  General and administrative                                   1,446,318               61,017
  Noncash compensation and consulting expense                 13,115,175              587,013
  Interest expense                                                14,995                   --
                                                            ------------            ---------
                                                              16,954,242              872,652
                                                            ------------            ---------

Net Loss                                                    $(15,908,216)           $(871,348)
                                                            ============            =========

Basic and diluted loss per common share                     $      (7.34)           $   (0.64)
                                                            ============            =========

Weighted average number of common shares outstanding           2,166,194            1,361,709
                                                            ============            =========


See notes to condensed financial statements.

ADVANCED INHALATION RESEARCH, INC.
CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED)


                                                                                       PERIOD FROM MAY 7, 1997
                                                                     NINE MONTHS       (DATE OF INCORPORATION)
                                                                        ENDED                  THROUGH
                                                                  DECEMBER 31, 1998        DECEMBER 31, 1997
                                                                  -----------------    -----------------------
Cash flows from operating activities:
 Net loss                                                           $(15,908,216)              $(871,348)
  Adjustments to reconcile net loss to net cash used by
    operating activities:
    Depreciation                                                         177,847                     208
    Noncash compensation and consulting expense related to
      issuance of common stock and options                            13,115,175                 587,013
    Changes in assets and liabilities:
      Prepaid expenses and other current assets                         (564,682)                 (8,995)
      Accounts payable and accrued expenses                              135,020                  82,657
      Deferred revenue                                                 1,056,433                      --
                                                                    ------------               ---------
        Net cash used by operating activities                         (1,988,423)               (210,465)
                                                                    ------------               ---------

Cash flows from investing activities:
 Increase in other assets                                                (25,377)                (74,655)
 Purchases of short-term investments                                     (39,000)                     --
 Additions to property and equipment                                  (1,467,170)                 (8,743)
                                                                    ------------               ---------
        Net cash used by investing activities                         (1,531,547)                (83,398)
                                                                    ------------               ---------

Cash flows from financing activities:
 Proceeds from issuance of preferred stock                             5,499,989                 500,000
 Proceeds from issuance of common stock                                   26,713                   2,094
 Payments of notes - stockholders                                       (250,000)                     --
                                                                    ------------               ---------
        Net cash provided by financing activities                      5,276,702                 502,094
                                                                    ------------               ---------

Net increase in cash                                                   1,756,732                 208,231
Cash, beginning of period                                                204,685                      --
                                                                    ------------               ---------
Cash, end of period                                                 $  1,961,417               $ 208,231
                                                                    ============               =========

See notes to condensed financial statements.

ADVANCED INHALATION RESEARCH, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NINE MONTHS ENDED DECEMBER 31, 1998 AND PERIOD FROM MAY 7, 1997 (DATE OF INCORPORATION) THROUGH DECEMBER 31, 1997

1.   Basis of Presentation

     Advanced Inhalation Research, Inc. (the "Company") was incorporated on May 7, 1997.

     The unaudited financial statements for the nine months ended December 31, 1998 and the period from May 7, 1997 (date of incorporation) through December 31, 1997 include all adjustments which, in the opinion of management, are necessary to present fairly the results of operations for the periods then ended. All such adjustments are of a normal recurring nature. These financial statements should be read in conjunction with the Company's audited financial statements for the period ended March 31, 1998.

     The results of the Company's operations for any interim period are not necessarily indicative of the results of the Company's operations for any other interim period or for a full fiscal year.

     The preparation of the Company's financial statements in conformity with generally accepted accounting principles necessarily requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

2.   Noncash Compensation and Consulting Expenses

     In connection with the issuance of common stock and stock options to certain employees, consultants, and others, the Company has recorded noncash charges for the difference between fair market value at the date of measurement date and the issuance price. The measurement date is generally the issuance date for employees, while the vesting date is generally the measurement date for consultants. A noncash charge has been recorded in the statements of operations upon issuance over the vesting period of the common stock and stock options.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Basis of Presentation

The following unaudited pro forma condensed combined financial statements give effect to the merger using the pooling of interests method of accounting, after giving effect to the pro forma adjustments described in the accompanying notes. These unaudited pro forma condensed combined financial statements have been prepared from, and should be read in conjunction with, the historical financial statements and notes thereto of Alkermes and AIR, which are included in Alkermes' Annual Report on Form 10-K for the year ended March 31, 1998 and Quarterly Reports on Form 10-Q for the quarters ended June 30, 1998, September 30, 1998 and December 31, 1998 and AIR's audited financial statements for the period ended March 31, 1998 included herein.

The unaudited pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred had the merger been consummated at the dates indicated, nor is it necessarily indicative of future operating results or financial position of the merged companies.

The unaudited pro forma condensed combined balance sheet gives effect to the merger as if it had occurred on December 31, 1998 and combines the unaudited balance sheets of Alkermes and AIR at December 31, 1998. The unaudited condensed combined statements of operations give effect to the merger as if it had occurred at the beginning of the earliest period presented, combining the results of Alkermes and AIR for each year in the three year period ended March 31, 1998, and for the nine month periods ended December 31, 1998 and 1997.

Merger Related Expenses

As a result of the merger, Alkermes anticipates a pretax charge of approximately $1.3 million for direct merger related transaction costs. These costs consist primarily of professional and registration fees and have been reflected as an adjustment to the unaudited pro forma condensed combined balance sheet at December 31, 1998. These costs have been excluded from the unaudited pro forma condensed combined statement of operations for the nine months ended December 31, 1998 due to their nonrecurring nature.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
DECEMBER 31, 1998

                                                                                                PRO FORMA
                                                           HISTORICAL        HISTORICAL          POOLING       PRO FORMA
ASSETS                                                      ALKERMES            AIR            ADJUSTMENTS      COMBINED
                                                         -------------      -----------      ---------------  -------------
Current Assets:
  Cash and cash equivalents                               $ 16,115,748      $ 1,961,417        $         -     $ 18,077,165
  Short-term investments                                   154,875,378           39,000                  -      154,914,378
  Prepaid expenses and other current assets                  7,137,025          571,480                  -        7,708,505
                                                          ------------      -----------        -----------     ------------
     Total current assets                                  178,128,151        2,571,897                  -      180,700,048
                                                          ------------      -----------        -----------     ------------

Property, Plant and Equipment:
  Land                                                         235,000                -                  -          235,000
  Building                                                   3,576,297                -                  -        3,576,297
  Furniture, fixtures and equipment                         28,235,282        1,768,507                  -       30,003,789
  Leasehold improvements                                    11,685,363          248,558                  -       11,933,921
                                                          ------------      -----------        -----------     ------------
                                                            43,731,942        2,017,065                  -       45,749,007
     Less accumulated depreciation and amortization        (12,820,766)        (220,045)                 -      (13,040,811)
                                                          ------------      -----------        -----------     ------------
                                                            30,911,176        1,797,020                  -       32,708,196
                                                          ------------      -----------        -----------     ------------
Investments                                                  8,409,943                -                  -        8,409,943
                                                          ------------      -----------        -----------     ------------
Other Assets                                                 2,971,990           25,377                  -        2,997,367
                                                          ------------      -----------        -----------     ------------
Other Investments                                               99,300                -                  -           99,300
                                                          ------------      -----------        -----------     ------------
                                                         $ 220,520,560      $ 4,394,294        $         -    $ 224,914,854
                                                         =============      ===========        ===========    =============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Accounts payable and accrued expenses                    $ 5,320,320      $   500,824        $ 1,300,000      $ 7,121,144
  Deferred revenue                                           8,813,661        1,118,933                  -        9,932,594
  Long-term obligations - current portion                    6,294,991          250,000                  -        6,544,991
                                                          ------------      -----------        -----------     ------------
     Total current liabilities                              20,428,972        1,869,757          1,300,000       23,598,729
                                                          ------------      -----------        -----------     ------------
Long-Term Obligations                                       31,873,264                -                  -       31,873,264
                                                          ------------      -----------        -----------     ------------
Other Long-Term Liabilities                                  1,550,582                -                  -        1,550,582
                                                          ------------      -----------        -----------     ------------

Shareholders' Equity:
  Preferred stock                                               23,000              791                  -           23,791
  Common stock                                                 211,701            2,195                  -          213,896
  Additional paid-in capital                               311,726,147       27,728,898                  -      339,455,045
  Other                                                       (196,821)      (6,488,061)                 -       (6,684,882)
  Accumulated deficit                                     (145,096,285)     (18,719,286)        (1,300,000)    (165,115,571)
                                                          ------------      -----------        -----------     ------------
     Total shareholders' equity                            166,667,742        2,524,537         (1,300,000)     167,892,279
                                                          ------------      -----------        -----------     ------------
                                                         $ 220,520,560      $ 4,394,294        $         -    $ 224,914,854
                                                         =============      ===========        ===========   =============

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED DECEMBER 31, 1998

                                                           HISTORICAL             HISTORICAL         PRO FORMA
                                                            ALKERMES                 AIR              COMBINED
                                                         --------------------------------------------------------
Revenues:
  Research and development revenue under
    collaborative arrangements                             $ 28,417,706        $  1,039,167        $ 29,456,873
  Interest and other income                                   7,558,282               6,859           7,565,141
                                                         --------------------------------------------------------
                                                             35,975,988           1,046,026          37,022,014
                                                         --------------------------------------------------------

Expenses:
  Research and development                                   32,426,631           2,377,754          34,804,385
  General and administrative                                  8,690,949           1,446,318          10,137,267
  Noncash compensation and consulting expense                        --          13,115,175          13,115,175
  Interest expense                                            1,532,336              14,995           1,547,331
  Purchase of in-process research and development             3,221,253                  --           3,221,253
                                                         --------------------------------------------------------
                                                             45,871,169          16,954,242          62,825,411
                                                         --------------------------------------------------------

Net Loss                                                     (9,895,181)        (15,908,216)        (25,803,397)


Preferred stock dividends                                    (5,585,550)                 --          (5,585,550)

                                                         --------------------------------------------------------
Net loss attributable to common shareholders               $(15,480,731)       $(15,908,216)       $(31,388,947)
                                                         ========================================================

Basic and diluted loss per common share                    $      (0.73)       $      (7.34)       $      (1.28)
                                                         ========================================================

Weighted average number of common shares outstanding         21,120,494           2,166,194          24,602,792
                                                         ========================================================

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED DECEMBER 31, 1997



                                                            HISTORICAL            HISTORICAL         PRO FORMA
                                                             ALKERMES                AIR              COMBINED
                                                            ---------------------------------------------------
Revenues:
  Research and development revenue under
    collaborative arrangements                             $ 18,550,227        $         --        $ 18,550,227
  Interest and other income                                   3,619,436               1,304           3,620,740
                                                           ----------------------------------------------------
                                                             22,169,663               1,304          22,170,967
                                                           ----------------------------------------------------

Expenses:
  Research and development                                   22,857,229             224,622          23,081,851
  General and administrative                                  6,066,354              61,017           6,127,371
  Noncash compensation and consulting expense                        --             587,013             587,013
  Interest expense                                            1,242,106                  --           1,242,106
                                                           ----------------------------------------------------
                                                             30,165,689             872,652          31,038,341
                                                           ----------------------------------------------------

Net Loss                                                   $ (7,996,026)       $   (871,348)       $ (8,867,374)
                                                           ====================================================


Basic and diluted loss per common share                    $      (0.38)       $      (0.64)       $      (0.39)
                                                           ====================================================

Weighted average number of common shares outstanding         20,792,230           1,361,709          22,639,446
                                                           ====================================================

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED MARCH 31, 1998 FOR ALKERMES AND FOR THE PERIOD FROM MAY 7, 1997 (DATE OF INCORPORATION) THROUGH MARCH 31, 1998 FOR AIR

                                                                                                  MARCH 31, 1998
                                                             HISTORICAL           HISTORICAL         PRO FORMA
                                                              ALKERMES               AIR             COMBINED
                                                           -----------------------------------------------------------
Revenues:
  Research and development revenue under
    collaborative arrangements                             $ 25,547,558        $     37,500        $ 25,585,058
  Research and development revenue under
    collaborative arrangements with related party                    --                  --                  --
  Interest and other income                                   5,779,090               2,421           5,781,511
                                                           ------------        ------------        ------------
                                                             31,326,648              39,921          31,366,569
                                                           ------------        ------------        ------------

Expenses:
  Research and development                                   31,339,121             422,420          31,761,541
  General and administrative                                  8,133,760             324,987           8,458,747
  Noncash compensation and consulting expense                        --           2,099,557           2,099,557
  Interest expense                                            1,624,898               4,027           1,628,925
  Purchase of in-process research and development                    --                  --                  --
                                                           ------------        ------------        ------------
                                                             41,097,779           2,850,991          43,948,770
                                                           ------------        ------------        ------------
Net Loss                                                   $ (9,771,131)       $ (2,811,070)       $(12,582,201)
                                                           ============        ============        ============



Basic and diluted loss per common share                    $      (0.47)       $      (1.80)       $      (0.55)
                                                           ============        ============        ============

Weighted average number of common shares outstanding         20,834,085           1,564,946          23,018,876
                                                           ============        ============        ============


                                                           MARCH 31, 1997      MARCH 31, 1996
                                                             PRO FORMA            PRO FORMA
                                                             COMBINED (1)        COMBINED (1)
                                                           ----------------------------------
Revenues:
  Research and development revenue under
    collaborative arrangements                              $ 15,968,317        $  2,848,510
  Research and development revenue under
    collaborative arrangements with related party              1,415,313          11,182,741
  Interest and other income                                    2,443,317           1,887,275
                                                            ------------        ------------
                                                              19,826,947          15,918,526
                                                            ------------        ------------

Expenses:
  Research and development                                    29,553,988          21,586,316
  General and administrative                                   7,689,625           6,285,700
  Noncash compensation and consulting expense                         --                  --
  Interest expense                                             1,381,152           1,043,594
  Purchase of in-process research and development                     --             750,000
                                                            ------------        ------------
                                                              38,624,765          29,665,610
                                                            ------------        ------------
Net Loss                                                    $(18,797,818)       $(13,747,084)
                                                            ============        ============


Basic and diluted loss per common share                     $      (1.03)       $      (0.93)
                                                            ============        ============

Weighted average number of common shares outstanding          18,288,334          14,774,584
                                                            ============        ============

(1) The pro forma combined information for 1997 and 1996 is the same as Alkermes' information for the related periods because AIR was not incorporated until May 7, 1997.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.  Historical Presentation

The foregoing unaudited pro forma condensed combined financial statements are derived from, and should be read in conjunction with, the financial statements, including the notes thereto, of Alkermes which are included in Alkermes' Annual Report on Form 10-K for the year ended March 31, 1998 and Quarterly Reports on Form 10-Q for the quarters ended June 30, 1998, September 30, 1998 and December 31, 1998 and AIR for the period ended March 31, 1998, which are included herein. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only. They are not necessarily indicative of the operating results or financial position that would have occurred if the merger had been consummated in accordance with the assumptions set forth in these notes, nor are they necessarily indicative of the future operating results or financial position.

2.  Pro Forma Combined Loss Per Share

Under the merger agreement, each outstanding share of AIR common stock was converted into 1.1829754 shares of Alkermes common stock. This exchange ratio was used in computing share and per share amounts in the accompanying unaudited pro forma condensed combined financial statements.

3.  Merger Costs

The pro forma condensed combined balance sheet at December 31, 1998 reflects an adjustment of $1.3 million for direct merger related transaction costs, primarily consisting of professional and registration fees. These costs have been excluded from the unaudited pro forma condensed combined statement of operations for the nine months ended December 31, 1998 due to their nonrecurring nature.

                                   SIGNATURES



              Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.




Dated: April 16, 1999           ALKERMES, INC.


                                By: /s/ James M. Frates
                                    --------------------------------------
                                    Name:  James M. Frates
                                    Title: Vice President, Chief Financial
                                           Officer and Treasurer

                                  EXHIBIT INDEX

Exhibit No.                Exhibits


23.1                       Consent of Deloitte & Touche LLP.


                                       5